UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2026

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3784 Commerce Ct, Suite 100, North Tonawanda, NY	14120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 576-0183

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POSC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On August 13, 2026, Positron Corporation (the "Company") entered into a Line of Credit Agreement (the "Agreement") with George Ortiz ("Mr. Ortiz"), an existing, affiliated investor of the Company.

Pursuant to the Agreement, Mr. Ortiz has agreed to provide the Company with a line of credit in the maximum aggregate principal amount of $2,000,000. The Company may draw funds at its discretion, subject to a maximum draw of $500,000 in any single calendar quarter and a minimum draw of $50,000. Amounts repaid by the Company may be reborrowed during the term of the Agreement, subject to the quarterly limitation and maximum aggregate principal amount.

The outstanding principal balance bears interest at a fixed rate of 12% per annum, payable quarterly in arrears on the last business day of each calendar quarter. During the first twelve months following the effective date, only interest payments are due (the "Interest-Only Period"). During the second twelve months, principal is payable in addition to interest. All advances made under the line of credit are due and payable on August 13, 2028, being twenty-four months from the effective date of the Agreement, unless extended upon mutual written agreement of the parties.

The Company may prepay all or any portion of the outstanding principal balance at any time without premium or penalty. Events of default under the Agreement include, among others: (i) failure to pay interest when due (subject to a ten business day cure period after written notice); (ii) failure to pay principal when due; (iii) any material misrepresentation; (iv) failure to observe any other covenant (subject to a thirty-day cure period after written notice); (v) insolvency or bankruptcy; and (vi) the occurrence of a material adverse event. Upon an event of default, Mr. Ortiz may declare the entire outstanding principal balance, together with all accrued and unpaid interest, immediately due and payable. Default interest accrues at 18% per annum or the maximum rate permitted by applicable law, whichever is less.

As additional consideration for the line of credit, the Company issued to Mr. Ortiz warrants to purchase 300,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire on December 31, 2030. In the event of a default by the Company in the payment of interest or principal when due, the exercise price of the warrants will be automatically repriced to $1.00 per share.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Line of Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit No.	Description
4.1	Common Stock Purchase Warrant
10.1	Line of Credit Agreement between the Company and George Ortiz, dated August 13, 2026
10.2	Promissory Note dated August 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITRON CORPORATION

Date: August 18, 2026	By:	/s/ Adel Abdullah
Name: Adel Abdullah
Title: President